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                                   Exhibit 3.5

                                   ISEE3D INC.

                             2000 STOCK OPTION PLAN

Article I - Purpose of Plan

1.1 The purpose of the Plan is to provide Executives, Employees and Consultants, where permitted under applicable legislation, of the Corporation and its Subsidiaries, compensation opportunities that will encourage share ownership and enhance the Corporation's ability to attract, retain and motivate key personnel and reward significant performance achievements. This Plan is an amendment to and a restatement of all previous stock option plans of the Corporation.

Article II - Defined Terms

Where used herein, the following terms shall have the following meanings:

2.1 "Board" means the board of directors of the Corporation or, where the context permits, any committee of such board of directors to which such board of directors may from time to time delegate its powers or responsibilities hereunder;

2.2 "Business Day" means any day, other than a Saturday, Sunday or holiday, on which the Canadian Dealing Network, or any other stock exchange or quotation or trading system on which the Shares are listed or quoted, is open for trading;

2.3 "Canadian Dealing Network" means the Canadian Dealing Network Inc. and its predecessors;

2.4 "Consultant" means an individual, or a company or partnership in which the individual is an employee, shareholder or partner, as the case may be, other than an Employee or an Executive of the Corporation or a Subsidiary, that:

         (a) is engaged to provide, on a bona fide basis, consulting, technical, management or other services to the Corporation or a Subsidiary under a written contract between the Corporation or the Subsidiary and the individual or the consultant company or consultant partnership of the individual; and

         (b) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Subsidiary;

2.5 "Corporation" means ISEE3D Inc. and includes any successor corporation thereto;

2.6 "Eligible Person" means any Executive, Employee or Consultant who performs services for the Corporation and/or a Subsidiary on an ongoing basis or who has provided or is expected to provide a service of value to the Corporation or a Subsidiary;

2.7      "Employee Optionee" means an Optionee who is an Employee

2.8 "Employee" means a full or part-time employee of the Corporation or a Subsidiary, other than an Executive, and includes, where the context permits, a trustee, custodian or administrator acting on behalf or for the benefit of employees of the Corporation or a Subsidiary;

2.9 "Executive" means any officer or director of the Corporation or a Subsidiary;

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2.10     "Market Price" at any date in respect of Shares shall be the closing quoted price ofsuch Shares on the Canadian Dealing Network on the last Business Day preceding the date on which the Option is approved or if the Shares are listed for trading on any other stock exchange or quotation or trading system, the closing trading price of the Shares on such exchange or quotation or trading system on the last Business Day preceding the date on which the Option is approved. In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, quotation or trading system, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Board in its sole discretion;

2.11     "Option" means an option to purchase Shares granted unde the Plan;

2.12 "Option Price" means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article VIII hereof

2.13     "Optionee" means a person to whom an Option has been granted;

2.14 "Plan" means this 2000 Stock Option Plan of the Corporation as embodied herein, as the same may be amended or varied from time to time;

2.15 "Permanently Disabled" or "Permanent Disability" means the inability of an Optionee to substantially perform the duties of his or her employment as a result of illness, accident, physical or mental disability or any other cause, either for a period of six consecutive months or for any 180 days in any 365 day period;

2.16 "Shares" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article VIII hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

2.17 "Subsidiary" means any body corporate which is controlle by the Corporation or one or more persons or companies which are controlled by the Corporation.

2.18 For purposes of the Plan, a person or company is considered to be controlled by a person or company if voting securities of the first person or company are carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned company.

Article III - Administration of the Plan

3.1      The Plan shall be administered by the Board.

3.2 The Board shall have the power, where consistent with th general purpose and intent of the Plan and subject to the specific provisions of the Plan and to applicable securities and stock exchange regulatory requirements:

(a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

(b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction, or determination made by the Board shall be final, binding and conclusive for all purposes;

(c) to determine to which Eligible Persons Options are granted and to grant Options;

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(e)      to determine and fix the Option Price, which under no circumstances shall be less than the Market Price of the Shares at the date of the grant of such Options;

(f) to determine the time or times when and the manner in which Options will be granted and exercisable;

(g) to determine if the Shares which are subject to an Optio will be subject to any restrictions upon the exercise of such Option;

(h) to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Option Price lower than the Option Price of the surrendered and cancelled Option and containing other terms and conditions as the Board may prescribe; and

(i) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.3      For greater clarity, the Board shall have the power to:

(a) grant such Options to Eligible Persons which shall not become fully vested or exercisable until the happening of an event, the attainment of an objective or the satisfaction of certain other conditions determined by the Board at the time of the grant of such Options to the Eligible Persons;

(b) with respect to the hiring of Executives, authorize the Corporation to grant Options to such Executives as at the date of the acceptance of any offer of employment by such Executives, subject to approval by the Board; and

(c) grant Options to a class of persons to be allocated to members of such class who are Eligible Persons from time to time as may be determined by the Board.

3.4 The Board shall have the power to delegate to a committe of the Board the power to determine to which Eligible Persons Options are to be granted and to grant such Options, the number of Shares purchasable under each Option, the Option Price and the time or times when and the manner in which Options are exercisable, and such committee shall make such determinations in accordance with the provisions of this Plan and with applicable securities and stock exchange regulatory requirements, subject to final approval by the Board.


Article IV - Shares Available under the Plan

4.1 Options may be granted in respect of authorized and unissued Shares provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article IX hereof, together with any Shares reserved for issuance under the previous Stock Option Plan of the Corporation and any options or warrants for services or employee stock purchase or stock option plans or any other plans, shall not exceed 15,000,000 Shares. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

Article V - Eligibility Grant and Terms of Options

5.1 In no event may the term of an Option exceed ten years from the date of the grant of the Option.

5.2 The total number of Shares reserved for issuance under Options granted to Optionees under this Plan during a financial year of the Corporation shall not exceed 10% of the issued and outstanding Shares at the date of the grant or proposed grant of the Option.

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5.3      The total number of Shares reserved for issuance to any one Optionee under this Plan together with any Shares reserved for issuance under options or warrants for services and employee stock purchase plans or any other share compensation arrangements or incentive plan to such Optionee shall not exceed 5% of the issued and outstanding Shares at the date of the grant of the Option.

5.4 An Option is personal to the Optionee and may not be assigned or transferred. The Option may only be exercised by the Optionee, provided that where the Optionee is an individual, then during the lifetime of such Optionee, the Option may be exercised only by him or her, his or her legal representatives or a nominee which is a corporation wholly-owned by the Optionee.

5.5 Each Option shall be evidenced by a written agreement between the Corporation and the Optionee containing terms and conditions established with respect to such Option and shall be consistent with the provisions of the Plan.

Article VI - Termination of Employment. Death or Retirement

6.1 In the event that an Optionee shall cease to be employed or retained by the Corporation or any Subsidiary for any reason (other than for reason of cause, death, retirement or circumstances equating retirement as determined by the Board) or shall receive notice from the Corporation or any Subsidiary of the termination of such employment or engagement (the "Termination") such Optionee may, but only within thirty days next succeeding such Termination or within such other period as the Board in its sole discretion may determine exercise such Optionee's Options to the extent that such Optionee was entitled to exercise such Options at the date of such Termination. All Options and all rights to purchase such Optionee Shares pursuant thereto shall expire and terminate immediately on the thirtieth day following such Termination or on such other date as the Board may in its sole discretion determine.

6.2 Notwithstanding any other provision of the Plan, if such Optionee is terminated for cause, all Options and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon notification being given to such Optionee of such termination for cause.

6.3 Notwithstanding any other provision of the Plan, if any Optionee shall become Permanently Disabled or such Optionee's legal personal representatives may at any time within one year of the declaration of Permanent Disability or on such other date as the Board may in its sole discretion determine exercise such Optionee's Options to the extent that such Optionee was entitled to exercise such Options at the date of such declaration (but in no event later than the normal expiry date of said Option). All options and all rights to purchase Shares pursuant thereto shall expire and terminate immediately on that day which is one year from the declaration of Permanent Disability or on such other date as the Board may in its sole discretion determine.

6.4 Notwithstanding any other provision of the Plan, if any Optionee shall die holding Options which have not been fully exercised or surrendered, such Optionee' s executors, administrators or legal personal representatives may, at any time within three months after the date of such death or on such other date as the Board may in its sole discretion determine (but in no event later than the normal expiry date of the said Options), exercise the Options, to the extent that the Optionee was entitled to exercise such Options at the date of death.

6.5 Notwithstanding any other provision of the Plan, if any Optionee shall retire, or terminate such Optionee's employment or office with the consent of the Board under circumstances equating retirement, while holding Options which have not been fully exercised or surrendered, such Optionee may exercise the Options to the extent that the Optionee was entitled to exercise such Options at the date of retirement within thirty days after the date of such retirement or within such other period as the Board in its sole discretion may determine (but in no event later than the normal expiry date of such Options).

6.6 Options shall not be affected by any change of employmen of such Optionee or by such Optionee ceasing to be a director or officer of the Corporation or a Subsidiary where such Optionee continues to be employed on

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Article VII - Exercise of Options

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice ofexercise addressed tothe Secretary ofthe Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full by certified cheque of the Option Price of the Shares to be purchased or on delivery against payment in full to a financial institution acceptable to the Corporation. Certificates for such Shares shall be issued and delivered to such Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a) completion of such registration or other qualification o such Shares or obtaining approval of such governmental or other regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b) the admission of such Shares to listing or quoting on an stock exchange or quotation and trading system on which the Shares may be then listed or quoted; and

(c) the receipt from the Optionee of such representations, agreements and undertakings, including an undertaking with respect to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing or quoting of such Shares on any stock exchange or quotation and trading system on which the Shares are then listed or quoted.

Article VIII - Adjustments

8.1 Appropriate adjustments in the number of Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares resulting from any subdivision, consolidation or reclassification of the Shares of the Corporation, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital of the Corporation.

Article IX - Mergers

9.1 Should the Corporation amalgamate or merge with any other body corporate or bodies corporate (the right to do so being hereby expressly reserved) whether by way of amalgamation, arrangement, sale of assets and undertakings or otherwise, then the Corporation shall, as determined by the Board, either: (i) provide for the reservation and issuance by the continuing or resulting corporation, upon the exercise by the Optionees of outstanding Options, of that number of shares of the continuing or resulting corporation to which the outstanding Options relate at the same aggregate purchase price adjusted accordingly to reflect the increase or decrease in the number of Shares involved; or (ii) pay to the Optionees an amount equal to the difference between the fair market value of the Shares subject to the Options, on the date that the Corporation amalgamates or merges with another body corporate or bodies corporate as contemplated herein, and the exercise price of the Options. For the purpose of this Section, the "fair market value" of the Shares is an amount equal to the weighted average price per share at which the Shares have traded on the Canadian Dealing Network, or, if such shares are not longer quoted on the Canadian Dealing Network, on any stock exchange or quotation and trading system on which the shares are then listed and quoted, during the most recent five days on which the Shares

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are traded before the amalgamation or merger contemplated herein becomes effective. The weighted average price shall be determined by dividing the aggregate sale price of all such Shares sold on the Canadian Dealing Network, or, if such shares are not longer quoted on the Canadian Dealing Network, on any stock exchange or quotation and trading system on which the shares are then listed and quoted, during the said five trading days by the total number of such Shares so sold.

Article X - Cancellation and Regrant of Options

10.1 Subject to the prior written approval of any relevant securities regulation, regulatory authority or stock exchange, the Board may, with the consent of the Optionee, cancel an existing Option and regrant the Options at an Option Price determined in the same manner as provided in Article V above.

Article XI - Amendment or Discontinuance of Plan

11.1 Subject to applicable shareholder and/or regulatory approval, the Board may amend or discontinue the Plan at any time.

Article XII - Miscellaneous Provisions

12.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and thc Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

12.2 Nothing in the Plan or any Option shall confer upon any Employee Optionee any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or affect in any way the right of the Corporation or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent on the part of the Corporation or any Subsidiary to extend the employment of any Employee Optionee beyond the time which he or she would normally be retired pursuant to the provisions of the present or future retirement plan of the Corporation or any Subsidiary or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

12.3 Nothing in the Plan or any Option shall confer on any Optionee who is not an Employee Optionee any right to continue providing ongoing services to the Corporation or any entity controlled by the Corporation or effect in any way the right of the Corporation or any such entity to terminate his, her or its contract at any time; nor shall anything in the Plan or any Option be deemed or construed as a agreement or an expression of intent, on the part of the Corporation or any such entity to extend the time for the performance of the ongoing services beyond the time specified in the contract with the Corporation or any such entity.

Article XIII - Shareholder and Regulatory Approval

13.1 The Plan shall be subject to any requisite approval of securities regulators and of the shareholders of the Corporation, such shareholder approval to be given by a resolution passed at a meeting of the shareholders of the Corporation. The Corporation shall not grant any Options pursuant to the Plan unless and until such approval and acceptance is given. All Options granted and approved under the Corporation's predecessor Stock Option Plan shall continue as an obligation of the Corporation and all Shares reserved under the prior Options shall be included in the number set forth herein subject to their terms and conditions.

Article XIV - Interpretation

14.1 The Plan shall be construed according to the laws of Ontario, Canada.

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Article XV - Liability

15.1 No member of the Board or any director, officer or employee of the Corporation or a Subsidiary shall be personally liable for any act taken or omitted in good faith in connection with the Plan.